                                                                    EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY

                                      FOR
                      8.25% SENIOR SECURED NOTES DUE 2004
                                       OF
                    WCG NOTE TRUST AND WCG NOTE CORP., INC.

     As set forth in the Prospectus dated [     ], 2002 (the "Prospectus") of
The Williams Companies, Inc. (the "Company") and in the Letter of Transmittal (the "Letter of Transmittal"), this form or a form substantially equivalent to this form must be used to accept the Exchange Offer (as defined below) if the certificates for the outstanding 8.25% Senior Secured Notes due 2004 of WCG Note Trust and WCG Note Corp., Inc. (the "Outstanding Senior Secured Notes") and all other documents required by the Letter of Transmittal cannot be delivered to the Exchange Agent (as defined below) by the expiration of the Exchange Offer or compliance with book-entry transfer procedures cannot be effected on a timely basis. Such form may be delivered by hand or transmitted by facsimile transmission, telex or mail to the Exchange Agent no later than the Expiration Date (as defined below), and must include a signature guarantee by an Eligible Institution (as defined in the Letter of Transmittal) as set forth below.

                                      To:
              BANK ONE TRUST COMPANY, N.A. (THE "EXCHANGE AGENT")

                         By Mail or Overnight Courier:
                                1 Bank One Plaza
                               Mail Code IL1-0134
                          Chicago, Illinois 60670-0134
                           Attention: Exchanges Floor
                        Global Corporate Trust Services

                               By Hand Delivery:
                       One North State Street, 9th Floor
                            Chicago, Illinois 60602
                              Attention: Exchanges

                                       or

                                 14 Wall Street
                            New York, New York 10005
                              Attention: Exchanges

                           By Facsimile Transmission:
                                 (312) 407-8853

                 For Information or Confirmation by Telephone:
                                 (800) 524-9472

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
              TIME, ON [          ], 2002 (THE "EXPIRATION DATE")
 UNLESS THE OFFER IS EXTENDED. TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW
                    YORK CITY TIME, ON THE EXPIRATION DATE.

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING CERTIFICATES, IS AT THE RISK OF THE HOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. THE INSTRUCTIONS ACCOMPANYING THE LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS NOTICE OF GUARANTEED DELIVERY IS COMPLETED.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signatures must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signature(s).

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

Ladies and Gentlemen:

     The undersigned acknowledges receipt of the Prospectus and the related Letter of Transmittal which describes the Company's offer (the "Exchange Offer") to exchange $1,000 in principal amount of 9.25% Notes due March 15, 2004 of the Company (the "New Notes") for each $1,000 in principal amount of Outstanding Senior Secured Notes.

     The undersigned hereby tenders to the Company the aggregate principal amount of Outstanding Senior Secured Notes set forth below on the terms and conditions set forth in the Prospectus and the related Letter of Transmittal pursuant to the guaranteed delivery procedure set forth in the "The Exchange Offer -- Procedures for Tendering Outstanding Senior Secured Notes" section of the Prospectus and the accompanying Letter of Transmittal.

     The undersigned understands that no withdrawal of a tender of Outstanding Senior Secured Notes may be made on or after the Expiration Date of the Exchange Offer. The undersigned understands that for a withdrawal of a tender of Outstanding Senior Secured Notes to be effective, a written notice of withdrawal that complies with the requirements of the Exchange Offer must be timely received by the Exchange Agent at its address specified on the cover of this Notice of Guaranteed Delivery prior to the Expiration Date.

     The undersigned understands that the exchange of Outstanding Senior Secured Notes for New Notes pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) such Outstanding Senior Secured Notes (or Book-Entry Confirmation of the transfer of such Outstanding Senior Secured Notes into the Exchange Agent's account at The Depository Trust Company ("DTC")) and (ii) a Letter of Transmittal (or facsimile thereof) with respect to such Outstanding Senior Secured Notes, properly completed and duly executed, with any required signature guarantees, this Notice of Guaranteed Delivery and any other documents required by the Letter of Transmittal or a properly transmitted Agent's Message. The term "Agent's Message" means a message transmitted by DTC to, and received by, the Exchange Agent and forming part of the confirmation of a book-entry transfer, which states that DTC has received an express acknowledgment from each participant in DTC tendering Outstanding Senior Secured Notes and that such participant has received the Letter of Transmittal and agrees to be bound by the terms of the Letter of Transmittal and the Company may enforce such agreement against such participant.

     All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

                            PLEASE SIGN AND COMPLETE

Signature(s) of Registered Owner(s) or                      Name(s) of Registered Holder(s)
Authorized Signatory:
                     ---------------------------------      ------------------------------------------------

------------------------------------------------------      ------------------------------------------------

------------------------------------------------------      ------------------------------------------------

Principal Amount of Outstanding Senior Secured
Notes Tendered:                                             Address:
               ---------------------------------------              ----------------------------------------

Certificate No(s) of Outstanding Senior Secured             ------------------------------------------------
Notes (if available):
                     ---------------------------------      Area Code and
                                                            Telephone No.:
------------------------------------------------------                    ----------------------------------

------------------------------------------------------      If Outstanding Senior Secured Notes will be
                                                            delivered by book-entry transfer at
------------------------------------------------------      The Depository Trust Company, insert:

Date:                                                       Depository Account No.:
     -------------------------------------------------                             -------------------------


     This Notice of Guaranteed Delivery must be signed by the registered Holder(s) of Outstanding Senior Secured Notes exactly as its (their) name(s) appear on certificates for Outstanding Senior Secured Notes or on a security position listing as the owner of Outstanding Senior Secured Notes, or by person(s) authorized to become registered Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                      PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):
                  ------------------------------------------------------------

                  ------------------------------------------------------------

Capacity:
                  ------------------------------------------------------------

                  ------------------------------------------------------------

Address(es):
                  ------------------------------------------------------------

                  ------------------------------------------------------------

                  ------------------------------------------------------------

     DO NOT SEND OUTSTANDING SENIOR SECURED NOTES WITH THIS FORM. OUTSTANDING SENIOR SECURED NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or a correspondent in the United States, or otherwise an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby (a) represents that each holder of Outstanding Senior Secured Notes on whose behalf this tender is being made "own(s)" the Outstanding Senior Secured Notes covered hereby within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (b) represents that such tender of Outstanding Senior Secured Notes complies with Rule 14e-4 of the Exchange Act and (c) guarantees that, within three New York Stock Exchange trading days from the expiration date of the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof or an Agent's Message in lieu thereof), together with certificates representing the Outstanding Senior Secured Notes covered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Outstanding Senior Secured Notes into the Exchange Agent's account at The Depository Trust Company, pursuant to the procedure for book-entry transfer set forth in the Prospectus) and required documents will be deposited by the undersigned with the Exchange Agent.

     The undersigned acknowledges that it must deliver the Letter of Transmittal or an Agent's Message (as defined in the Letter of Transmittal) in lieu thereof and Outstanding Senior Secured Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in financial loss to the undersigned.


Name of Firm:                               ------------------------------------
             --------------------------             AUTHORIZED SIGNATURE

Address:                                    Name:
        -------------------------------          -------------------------------

                                            Title:
---------------------------------------           ------------------------------

Area Code and Telephone No.:                Date:
                            -----------          -------------------------------


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